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                                                                    EXHIBIT 99.4

[SHEFFIELD LOGO]
                                                       NEWS RELEASE


For further information contact:

Thomas M. Fitzgerald, President and CEO
Sheffield Pharmaceuticals, Inc.
(585) 292-0310


FOR IMMEDIATE RELEASE


                 SHEFFIELD COMPLETES SECURED DEBT FINANCING AND
                     ANNOUNCES MANAGEMENT AND BOARD CHANGES


ROCHESTER, NY - MARCH 6, 2003 - Sheffield Pharmaceuticals, Inc. (AMEX:SHM) today announced that it has completed a secured debt financing of up to $.5 million with various shareholders of the Company and a third party.

The promissory note with the third party provides up to $.45 million of financing which the Company, at its option, can draw down in three equal installments. The Company received the first installment on February 25, 2003, with additional equal installments available on or before March 25, 2003 and April 25, 2003. The note provides for interest at the rate of 9% per annum and matures on the closing of a licensing transaction for the Unit Dose NanoCrystal(TM) Budesonide drug product being developed through Respiratory Steroid Development Ltd., the Company's joint venture with Elan Corporation. The promissory note will be secured by a priority claim on the Company's interest in the Unit Dose Budesonide product. Upon maturity, the Company will repay principal and accrued interest on the note, a premium of 100% of the outstanding balance of the note, and a warrant to purchase the number of shares of Sheffield common stock equal to the principal amount of the note drawn down by the Company. Any warrants to be issued under the note arrangement will have an exercise price of $.20 per share.

The promissory notes with certain of the shareholders provide an additional $.05 million of financing received upon signing of the notes. These notes include essentially the same terms and conditions as the aforementioned notes with certain parties.

"The funds from this transaction, together with available cash balances, will allow the Company additional time to continue to evaluate and pursue various financing alternatives currently being considered by the Company. Sheffield continues its on-going third party feasibility work on the Tempo(TM) Inhaler and is progressing licensing opportunities and other forms of strategic alliances with a number of companies. The steps taken enhance our ability to achieve critical value drivers which are crucial for Sheffield," commented Thomas M. Fitzgerald, the Company's President & CEO.



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In addition, in a realignment of management responsibility Scott A. Hoffmann has stepped down as vice president finance and administration and chief financial officer of the Company to pursue other interests effective immediately. Mr. Hoffmann's responsibilities will be allocated to other members of Sheffield's management in the near term. Also, Mr. Andrew Ferrara has resigned from the board of directors. Mr. Fitzgerald said "I want to thank both Scott and Andy for their contributions to Sheffield."

Sheffield Pharmaceuticals, Inc. provides innovative, cost-effective pharmaceutical therapies by combining state-of-the-art pulmonary drug delivery technologies with existing and emerging therapeutic agents. Sheffield is developing a range of products to treat respiratory and systemic diseases using pressurized metered dose, solution-based and dry powder inhaler and formulation technologies, including its proprietary Premaire(R) Delivery System and Tempo(TM) Inhaler. Sheffield focuses on improving clinical outcomes with patient-friendly alternatives to inconvenient or sub-optimal methods of drug administration. Investors can learn more about Sheffield Pharmaceuticals on its Web site at www.sheffieldpharm.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the Company's actual results could differ materially from the results anticipated in the forward-looking statements included in this press release. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties contained in the Company's Form 10-Q for the quarter ended September 30, 2002, and other documents filed by the Company with the Securities and Exchange Commission. The risks and uncertainties that could cause actual results to differ materially from the forward-looking statements include the difficulties of a development stage pharmaceutical company raising substantial additional capital (through financings or otherwise) in the current environment to fund its operations and the progress of development, government and regulatory approvals and licensing/commercialization of the Company's technologies. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


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